Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Nebius Group N.V. (the “Company”) for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Arkady Volozh and Maria del Dado Alonso Sanchez each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his/her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  April 30, 2026

By: /s/ Arkady Volozh

Name:	Arkady Volozh
Title:	Chief Executive Officer and Executive Director (Principal Executive Officer)

By: /s/ Maria del Dado Alonso Sanchez

Name:	Maria del Dado Alonso Sanchez
Title:	Chief Financial Officer (Principal Financial Officer)